Exhibit 10.10

ENTERA BIO LTD.
2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

___________________, 2020

Subject to the terms and conditions set forth in this grant letter (the “Grant Letter”) and the award agreement set forth in Exhibit A (the Grant Letter and Exhibit A, collectively this “Agreement”), Entera Bio Ltd., a company organized under the laws of the State of Israel (the “Company”), has granted you as of the Grant Date set forth below restricted stock units with respect to Shares (the “Award”).  The Award is granted under and is subject to the Entera Bio Ltd. 2018 Equity Incentive Plan (together with the Israeli Sub Plan, the “Plan”).  Unless defined in this Agreement, capitalized terms shall have the meanings assigned to them in the Plan.  The provisions of the Plan shall control in the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you.

AWARD TERMS

PARTICIPANT:
GRANT DATE:
Ordinary SHARES OF THE COMPANY SUBJECT TO AWARD (the “Shares”):
VESTING TERMS: Subject to the terms and conditions of this Agreement and your continued services through each applicable vesting date, [●][1].

Please review this Agreement and let us know if you have any questions about this Agreement, the Award or the Plan.  You are advised to consult with your own tax advisors in respect of any tax consequences arising in connection with this Award.

If you have questions please contact [●] via email at [●].  If not, please provide your signature, address and the date for this Agreement where indicated below.

1 Note to Entera: Please provide vesting schedule.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

ENTERA BIO LTD.
By:
Name:
Title:

PARTICIPANT

Name:
Title:

                                     Date: _____________

EXHIBIT A

ENTERA BIO LTD. 2018 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

The following award agreement (this “Award Agreement”) sets forth the agreement of the parties to the Grant Letter to which this Award Agreement is appended with respect to the grant of restricted stock units (“RSUs”) described in the Grant Letter. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan and the Grant Letter.

1.          Grant of RSUs.  The Company hereby grants to the Participant RSUs representing the right to receive, upon vesting of the RSUs, the number of Shares set forth in the Grant Letter, pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, and further subject to the terms and conditions set forth herein (the “Award”).

2.          Terms and Conditions.  It is understood and agreed that the Award evidenced hereby is subject to the following terms and conditions:

(a)          Vesting of Award.  Subject to the provisions of this Section 2 and Section 3, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Letter.  In the event of a Termination of Service of the Participant prior to the date on which the Award otherwise becomes vested, the unvested portion of the Award shall immediately be forfeited by the Participant and become the property of the Company.

(b)          Settlement of Award.  Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the completion of the applicable vesting date, one Share for each such RSU that vested. [Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that (i) the Shares are listed on a national securities exchange as of the completion of each applicable vesting date and (ii) any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.]2 [The Participant understands that (i) the Shares issued in connection with the Award will not be registered under the Securities Act of 1933, as amended, or any applicable state securities law and may not be sold or otherwise disposed of unless they are registered or sold or otherwise disposed of in a transaction that is exempt from such registration and (ii) the certificates representing such Shares (and any trading platform notations relating to such Shares) may bear appropriate legends restricting the transferability thereof.]3

(c)          No Right to Future Awards.  Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants.  The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

2 Include for grants to individuals and delete the second set of bracketed language.

3 Include for grants to entities and delete the first set of bracketed language.

3.          Treatment on Change in Control.  In the event of a Change in Control, the Award will be treated in accordance with Section 11(b) of the Plan.

4.          Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.

5.          Tax Liability; Withholding Requirements. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or settlement of the Award granted hereunder. Notwithstanding anything to the contrary in this Agreement, the Participant will not be entitled to receive from the Company any Shares issued upon vesting of the RSUs or in respect thereto, prior to the full payments of any tax required the under any Applicable Law. In this regard, Participant authorizes the Company to satisfy their withholding obligations with regard to all tax-related items, if any, by any of the following means or by a combination of such means: (i) deducting the amount so required to be withheld from any other amount (or Shares issuable) then or thereafter to be provided to the Participant, including by deducting any such amount from the Participant’s salary or other amounts payable to the Participant, to the maximum extent permitted under law and/or (ii) requiring the Participant to pay to the Company the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Shares. The Company does not guarantee that Participant will be able to satisfy any tax-related items through any of the methods described in the preceding sentence and in all circumstances Participant remains responsible for timely and fully satisfying the tax-related items. Notwithstanding any contrary provision of the Plan, or of this Agreement, if Participant fails to make satisfactory arrangements for the payment of any tax‑related Items when due, Company permanently will forfeit the RSUs on which the tax-related items were not satisfied and will also permanently forfeit any right to receive Shares thereunder. In that case, the RSUs will be returned to the Company at no cost to the Company, The Company, its Affiliates, or anyone on the Company’s behalf shall not be required to bear the aforementioned taxes, directly or indirectly, or be required to gross up such tax in the Participant's salary or other remuneration. Furthermore, the Participant agrees to indemnify the Company and/or its Affiliates and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant. The ramifications of any future modification of Applicable Laws regarding the taxation of the RSUs granted to the Participant pursuant to this Agreement shall apply to the Participant accordingly and the Participant shall bear the full cost thereof, unless such modified laws expressly provide otherwise. The Participant acknowledges that the Company (a) makes no representations or undertakings regarding the treatment of any tax obligations in connection with any aspect of the RSUs and (b) does not commit to structure the terms of the grant or any other aspect of the RSUs to reduce or eliminate the Participant’s liability for tax obligations

6.          References.  References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.

7.          Not Salary, Pensionable Earnings or Base Pay.  The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Subsidiary or (c) any calculation of base pay or regular pay for any purpose.

8.          [Forfeiture Upon Breach of Certain Other Agreements.  Subject to Section 9, the Participant’s breach of any non-competition, non-solicitation, confidentiality, non-disparagement, assignment of inventions or other intellectual property agreement that the Participant may be a party to with the Company or any Affiliate (the “Restrictive Covenant Agreement”) is incorporated herein by reference, in addition to whatever other equitable relief or monetary damages that the Company or any Affiliate may be entitled to, shall result in automatic rescission, forfeiture, cancellation or return of any Shares (whether or not vested) held by the Participant.

9.          Whistleblower Protection; Defend Trade Secrets Act.

(a)          Nothing in this Agreement or otherwise limits the Participant’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any Applicable Law or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company.  The Company may not retaliate against the Participant for any of these activities, and nothing in this Agreement requires the Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other Government Agency or self-regulatory organization.

(b)          Pursuant to the Defend Trade Secrets Act of 2016, the parties hereto acknowledge and agree that the Participant shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if the Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law as contemplated by the preceding sentence, the Participant may disclose the relevant trade secret to his attorney and may use such trade secret in the ensuing court proceeding, if the Participant (X) files any document containing such trade secret under seal and (Y) does not disclose such trade secret, except pursuant to court order.]4

4 Include sections 8 and 9 only for grants to individual service providers, if restrictive covenants will be applicable.

10.          Recoupment/Clawback.  This Award (including any amounts or benefits arising from this Award) shall be subject to recoupment or “clawback” as may be required by Applicable Law, stock exchange rules or by any applicable Company policy or arrangement the Company has in place from time to time.

11.          Miscellaneous.

(a)          Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

If to the Company:

Entera Bio Ltd.
Kiryat Hadassah
Minrav Building – Fifth Floor
Jerusalem 9112002
Israel
Attention: [●]
Email: [●]

If to the Participant:

At the Participant’s most recent address shown on the signature page of the Grant Letter, or at any other address which the Participant may specify in a notice delivered to the Company in the manner set forth herein.

(b)          Entire Agreement.  This Agreement, the Plan and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.

(c)          Severability.  If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to Applicable Law, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.

(d)          Amendment; Waiver.  No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.  Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)          Successors and Assigns; No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns.  Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(f)          Dispute Resolution.  All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s employment or service with the Company.

(g)          Participant Undertaking; Acceptance.  The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the Award pursuant to this Agreement.  The Participant acknowledges receipt of a copy of the Plan and this Agreement and understands that material definitions and provisions concerning the Award and the Participant’s rights and obligations with respect thereto are set forth in the Plan.  The Participant has read carefully, and understands, the provisions of this Agreement and the Plan.

(h)          Counterparts.  This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

(i)          Israeli Securities Law. The Company may obtain an exemption from prospectus requirements in Israel pursuant to Section 15D of the Israeli Securities Law. If such exemption is obtained the documents filed with the SEC regarding the Plan and the Plan itself will be available at the Company’s offices.

(j)          Governing Law. The Award shall be governed by the laws of the State of Israel. The Company, its Affiliates and each Participant (by acceptance of the Award) irrevocably submit, in respect of any suit, action or proceeding related to the implementation or enforcement of the Plan, to the exclusive jurisdiction of the competent courts in Tel-Aviv-Jaffe.